UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[ ] Soliciting Material Pursuant to Section 240.14a-12

Hickok Incorporated

(Name of Registrant as Specified In Its Charter)

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HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

  January 26, 2018

To the Shareholders of Hickok Incorporated:

The Company will hold its Annual Meeting of Shareholders at 10:00 a.m., EST., Tuesday, March 13, 2018 at the offices of HICKOK INCORPORATED, 10514 Dupont Avenue, Cleveland, Ohio 44108.

We hope that you are planning to attend the Annual Meeting in person, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated. If you do attend the Annual Meeting you may, of course, withdraw your Proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Hickok Incorporated, I would like to thank you for your continued support and confidence.

Sincerely, /s/ Brian E. Powers Brian E. Powers Chairman of the Board and Chief Executive Officer

Important Notice regarding the Availability of Proxy Materials for the Hickok Incorporated Annual Meeting of Shareholders to be Held on Tuesday, March 13, 2018:

The Proxy Statement and the Company's Annual Report on Form 10-K for the
fiscal year ended September 30, 2017 are available at our website: www.hickok-inc.com

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

MAILED TO SHAREHOLDERS
ON OR ABOUT February 5, 2018

The Annual Meeting of Shareholders (“the Annual Meeting”) of Hickok Incorporated, an Ohio corporation (the "Company"), will be held at the offices of HICKOK INCORPORATED, 10514 Dupont Avenue, Cleveland, Ohio, on Tuesday, March 13, 2018 at 10:00 a.m., EST., for the following purposes:

1.	To fix the number of Directors at eight and elect six Directors;

2.	To ratify the selection of the independent auditor for 2018; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record, as of the close of business on January 16, 2018, will be entitled to receive notice of and to vote at this meeting.

By Order of the Board of Directors. /s/ Brian E. Powers Brian E. Powers Chairman of the Board and Chief Executive Officer

  January 26, 2018

IMPORTANT

PLEASE FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT. EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

HICKOK INCORPORATED
10514 Dupont Avenue, Cleveland, Ohio 44108

PROXY STATEMENT
Mailed to shareholders on or about February 5, 2018

Why am I receiving these materials?

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hickok Incorporated (hereinafter the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on March 13, 2018, and any adjournments thereof. The time, place, and purpose of the meeting are stated in the Notice of Annual Meeting of Shareholders (the "Notice") which accompanies this Proxy Statement.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling, and mailing the Notice, Proxy Statement, and Proxy will be paid by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or other electronic means, and the Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. While the Company presently intends that solicitations will be made only by Directors, officers, and employees of the Company, the Company may retain outside solicitors to assist in the solicitation of proxies. Any expenses incurred in connection with the use of outside solicitors will be paid by the Company.

Can I revoke or change my vote after I submit a proxy?

Any person giving a Proxy pursuant to this solicitation may revoke it. The General Corporation Law of Ohio provides that a shareholder, without affecting any vote previously taken, may revoke a Proxy not otherwise revoked by a later appointment received by the Company or by giving notice of revocation to the Company in writing, in a verifiable communication, or in open meeting. Mere presence at the Annual Meeting will not revoke a proxy.

All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted to fix the number of Directors at eight, for the election of all of the nominees listed in the Proxy and for the other proposals set forth in the Notice.

What voting rights do I have as stockholder?

At the close of business on January 16, 2018, the Company had 2,138,219 shares of Class A Common Stock ("Class A Shares"), outstanding and entitled to vote. Additionally, on such date there were 778,616 shares of Class B Common Stock ("Class B Shares"), outstanding and entitled to vote. The holders of the outstanding Class A Shares as of January 16, 2018 shall be entitled to one vote for each share held. The holders of the outstanding Class B Shares as of said date shall be entitled to three votes for each share held.

What constitutes a quorum?

At the Annual Meeting, in accordance with the General Corporation Law of Ohio, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Company's Amended Code of Regulations, holders of a majority of the outstanding shares of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

What vote is required to approve each of the proposal?

The vote required to approve the proposal regarding the election of Directors is included in the appropriate description below. Any additional questions and matters brought before the Annual Meeting will be, unless otherwise provided by the Amended Articles of Incorporation of the Company or the General Corporation Law of Ohio, decided by the vote of the holders of a majority of the outstanding votes thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The shareholders named in the following table include the executive officer named in the Executive Compensation table below and those persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Shares of the Company as of January 16, 2018. In addition, this table includes the beneficial ownership of Common Shares by the Directors and Executive Officers of the Company as a group on January 16, 2018.

Title of Class	Name and Business Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class
Common Shares, without par value, Class A and Class B	Janet H. Slade (2) 5862 Briar Hill Drive Solon, Ohio 44139	253 Class A (3) 75,000 Class B (3)	* 9.6%
	Patricia H. Aplin (2) 1178 Bellingham Drive Oceanside, California 92057	112,752 Class A (4) (5) 118,042 Class B (4) (5)	5.3% 15.2%

	Robert L. Bauman 10514 Dupont Avenue Cleveland, Ohio 44108	21,413 Class A (6) 176,768 Class B (6)	1.0% 22.7%

	Edward F. Crawford 10514 Dupont Avenue Cleveland, Ohio 44108	454,848 Class A (10) (13) 148,838 Class B (13)	21.3% 19.1%

	Matthew V. Crawford 10514 Dupont Avenue Cleveland, Ohio 44108	1,212,144 Class A (7) (8) (13) 259,968 Class B (9) (13)	47.3% 33.4%

	Jennifer Elliot 1178 Bellingham Drive Oceanside, CA 92057	112,752 Class A (4) (5) 118,042 Class B (4) (5)	5.3% 15.2%

	Intrinsic Value Capital, L.P. 708 Greenwich Street New York, New York 10014	51,114 Class A (11)	2.4%

	Steven H. Rosen 1660 West 2nd Street Suite 1100 Cleveland, Ohio 44113	754,407 Class A (7) (8) (10) 105,056 Class B (9)	29.4% 13.5%

	Roundball LLC 1660 West 2nd Street Suite 1100 Cleveland, Ohio 44113	747,407 Class A (7) (8) 105,056 Class B (9)	29.1% 13.5%

Kirin M. Smith 708 Greenwich Street, 2E New York, New York 10014	67,049 Class A (11) (12)	3.1%

Three Bears Trust 1660 West 2nd Street, Ste 1100 Cleveland, Ohio 44122	747,407 Class A (7) (8) 105,056 Class B (9)	29.1% 13.5%

First Francis Company, Inc.	911,250 Class A (13) 303,750 Class B	42.6% 39.0%

All Directors and Executive Officers as a group (7 persons)	1,813,454 Class A (14) 585,574 Class B	70.0% 75.2%

* Less than one percent.

(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be a beneficial owner of a security if he or she has or shares voting or investment power with respect to such security or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown throughout this Proxy Statement do not purport to represent beneficial ownership, except as determined in accordance with said Rule.

(2) Daughter of the late Robert D. Hickok.

(3) The ownership of 253 Class A Common Shares and 75,000 Class B Common Shares held by the Florence Janet Slade Trust is attributed to Ms. Slade pursuant to the Securities and Exchange Commission rules.

(4) Shares are held by the Aplin Family Trust.

(5) The ownership of 112,752 Class A Common Shares and 118,042 Class B Common Shares held by the Aplin Family Trust are attributed to Mrs. Elliott pursuant to the Securities and Exchange Commission rules.

(6) The ownership of 15,413 Class A Common Shares held by the Susan F. Bauman Revocable Trust and 176,768 Class B Common Shares held by the Robert L. Bauman Revocable Trust are attributed to Mr. Bauman pursuant to the Securities and Exchange Commission rules.

(7) According to Schedule 13D/A filed January 13, 2015 with the Securities and Exchange Commission, Roundball LLC, The Three Bears Trust and Matthew V. Crawford, and Steven H. Rosen have shared voting and dispositive power over 747,407 shares of the Company's Class A Common Shares (or 29.1% of the Class). Roundball LLC, The Three Bears Trust and Matthew V. Crawford, and Steven H. Rosen have shared voting and dispositive power over 95,000 shares of the Company's Class B Common Shares and furthermore Roundball LLC has entered into a 10 year voting agreement with Gretchen Hickok with respect to Ms. Hickok's 10,056 Class B Common Shares.

(8) Includes 326,489 Class A Common Shares which may be acquired by Roundball LLC upon the conversion of an immediately convertible promissory note, 100,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable warrants, which are attributed to Mr. Matthew V. Crawford, Three Bears Trust, and Mr. Rosen pursuant to the Securities and Exchange Commission rules. The ownership of 320,918 Class A Common Shares held by Roundball LLC are attributed to Mr. Matthew V. Crawford, Three Bears Trust, and Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(9) The beneficial ownership of 105,056 Class B Common Shares held by Roundball LLC is attributed to Mr. Matthew V. Crawford, Three Bears Trust, and Mr. Rosen pursuant to the Securities and Exchange Commission rules.

(10) Includes 1,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(11) According to Schedule 13D/A filed January 18, 2011 with the Securities and Exchange Commission, the following reporting persons have shared voting and shared dispositive power over 51,114 shares of the Company's Class A Common Shares: Intrinsic Value Capital, L.P., Glaubman & Rosenberg Partners, LLC, b & Rosenberg Advisors, LLC, Joseph Hain and Kirin Smith. According to a Form 4 filed January 18, 2011, Joseph Hain has sole voting and dispositive power over an additional 4,150 such shares (for a total, combined with the above mentioned 51,114 shares, of 55,264 shares), and Kirin Smith has sole voting and dispositive power over an additional 9,935 such shares (for a total, combined with the above mentioned 51,114 shares, of 61,049 shares).

(12) Includes 3,000 Class A Common Shares which may be acquired upon the exercise of immediately exercisable options.

(13) First Francis Company Inc. is owned and controlled 49% by Mr. Edward Crawford and 51% by Mr. Matthew Crawford. The table assumes that Messrs. Edward Crawford and Matthew Crawford share the beneficial ownership of the Company stock in accordance with their ownership of First Francis Company Inc.

(14) Includes 452,823 Class A Common Shares which the Directors and the Executive Officers of the Company have the right to acquire upon the exercise of immediately exercisable convertible notes, options, warrants and unvested restricted stock awards.

PROPOSAL 1: ELECTION OF DIRECTORS

The number of Directors of the Company is presently fixed at eight. The term of office of each Director expires annually. The individuals elected to the office of Director at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until their successors have been duly elected.

The Board has determined that the number of Directors be fixed at eight, that six of such directorships be filled by the vote of the shareholders at the Annual Meeting, and that the six nominees hereinafter named be elected. The Board of Directors believes that the election of two less Directors than the number authorized will provide the Board with flexibility during the year to appoint additional members to the Board, when and if an individual whose services would be beneficial to the Company and its shareholders is identified. Additionally, this flexibility will enable the Company to comply with the director designating rights described below. Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

The nominees receiving the greatest number of votes will be elected. The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting, or any adjournments thereof, for the election as Directors of the nominees named below unless the shareholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. Abstentions and broker non-votes will have no effect on the election of Directors. If cumulative voting is in effect, the Proxy holders shall have full discretion and authority to vote for any one or more of such nominees. In the event that the voting is cumulative, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of nominees elected to the Board of Directors. However, the shares represented by each Proxy cannot be voted by the Proxy holders for a greater number of nominees than those identified in this Proxy Statement. Each of the nominees has indicated his or her willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors.

Roundball LLC has been provided with certain rights to nominate individuals for election to the Board pursuant to the terms of a Convertible Loan Agreement, described in detail in the “Transactions with Management” section of this Proxy Statement.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS

Name and Business Experience (1)	Age	Common Shares Beneficially Owned (2)(3)		Percent of class beneficially Owned
		Class A	Class B	Class A	Class B
Robert L. Bauman	77	21,413	176,768	1.0%	22.7%

Edward F. Crawford	79	454,848	148,838	21.3%	19.1%

Matthew V. Crawford	48	1,212,144	259,968	47.3%	33.4%

Brian E. Powers	54	36,000	-	1.7%	0.0%

Steven H. Rosen	46	754,407	105,056	29.4%	13.5%

Kirin M. Smith	39	67,049	-	3.1%	0.0%

(1)	Business experience is disclosed below. Each Director may be reached in c/o the Company at 10514 Dupont Avenue, Cleveland, Ohio 44108.
(2)	Class A Common Shares are indicated by "Class A"; Class B Common Shares are indicated by "Class B".
(3)

Class A Common Shares owned by Brian E. Powers includes 13,334 restricted share awards that will vest over the next two years. All other information regarding the Director’s common shares beneficially owned has been provided in the Principal Shareholders table.

Robert L. Bauman was appointed to the Hickok Board in 1980 and was President and Chief Executive Officer of the Company from July 1993 to September 1, 2016 and Chairman of the Company from July 1993 to May 2001. Employed by the Company since 1962, Mr. Bauman has served in engineering, sales and marketing, and operations manager capacities prior to his election as President in 1991. The Board of Directors has determined that Mr. Bauman should serve as a director because of his previous role as the Company's President and Chief Executive Officer and his extensive experience and knowledge of the Company.

Edward F. Crawford was appointed to the Hickok Board in 2012. Mr. Crawford has served as Director, Chairman and Chief Executive Officer of Park-Ohio Holdings Corp. since 1992, President from 1997 to 2003, and Chairman and Chief Executive Officer of The Crawford Group (a venture capital, management consulting company) since 1964. Mr. Crawford has amassed extensive knowledge of public and private company strategies and operations and brings to the Board his experience in leading a variety of private enterprises for over 40 years.

Matthew V. Crawford was appointed to the Hickok Board in 2014. Mr. Crawford has served as President and Chief Operating Officer of Park-Ohio Holdings Corp. since 2003, Senior Vice President from 2001 to 2003, and Assistant Secretary and Corporate Counsel from 1995 to 2001. Mr. Crawford has also served as a director of Park-Ohio Holdings Corp. since 1997 and as President of The Crawford Group (a venture capital, management consulting company) since 1995. Mr. Crawford has amassed extensive knowledge of public and private company strategies and operations. Mr. Crawford has been designated to serve per the Roundball LLC contractual rights under the Convertible Loan Agreement. Matthew V. Crawford is the son of Edward F. Crawford.

Brian E Powers was appointed to the Hickok Board in 2014 and was appointed as President and Chief Executive Officer of the Company in September 2016. Prior to joining the Company, Mr. Powers served as Owner of Brian Powers & Associates LLC since 2001(management consulting firm); Chief Administrative Officer and General Counsel of Greencastle LLC (developer of data centers and clean energy projects), 2014-2015; Managing Director of League Park Advisors LLC (mid-market investment banking firm) from 2010 to 2014; and Chief Executive Officer of Caxton Growth Partners LLC (strategic management consulting firm) from 2001 to 2010. Mr. Powers brings over 20 years of diverse experience as a business executive, entrepreneur, management consultant, corporate lawyer and investment banker to the Board.

Steven H. Rosen was appointed to the Hickok Board in 2012. Mr. Rosen has served as Co-Chief Executive Officer and Co-Founder of Resilience Capital Partners (private equity firm) since 2001. Mr. Rosen brings to the Board an extensive background in mergers and acquisitions, financial analysis and consulting as well as contacts throughout the financial and investing field. Mr. Rosen represents Roundball LLC and has been designated to serve pursuant to Roundball LLC's contractual right under the Convertible Loan Agreement. Mr. Rosen serves on the Board of Directors for Park-Ohio Holdings Corp., a local public company, and several private companies.

Kirin M. Smith was appointed to the Hickok Board in 2009. Mr. Smith has served as Managing Partner of Intrinsic Value Capital, L.P. (fundamental equity investment fund) since November 2005; Chief Operating Officer of ProActive Capital Group (capital markets advisory firm) since January 2012; Assistant Vice President of Financial Dynamics (business and financial communications consultancies) for five years prior to November 2005. Mr. Smith brings an extensive background in financial analysis and consulting to the Board, as well as contacts throughout the financial and investing field. Mr. Smith also represents major Class A Common Stock shareholders, bringing this perspective to the Board as well.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of the Company's Class A Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors, and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, or written representations provided to the Company that no Form 5s were required, the Company believes that, during the fiscal year ending September 30, 2017, all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent beneficial owners were complied with.

TRANSACTIONS WITH MANAGEMENT

During fiscal years 2017 and 2016, no transactions were proposed or occurred that are required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, except as follows:

Convertible Loan Agreement. On December 30, 2011, Hickok Incorporated (the "Company") entered into a Convertible Loan Agreement (the "Initial Convertible Loan Agreement") with Roundball LLC, an Ohio limited liability company ("Roundball"), and the Aplin Family Trust (the "Aplin Trust," and, together with Roundball, the "Investors"), and solely with respect to Section 3 thereof, Robert L. Bauman. Under the Initial Convertible Loan Agreement, the Company issued a convertible note to Roundball (the "Roundball Note") in the principal amount of $466,879.87 (the "Closing Roundball Loan Amount") and a convertible note to the Aplin Trust in the principal amount of $208,591.20 (the "Aplin Note," and, together with the Roundball Note, the "Notes"). The Notes are unsecured, bear interest at a rate of 0.20% per annum and were set to mature on December 30, 2012. The Notes rank pari passu with amounts outstanding under the Company's then existing revolving credit agreement.

Under the Initial Convertible Loan Agreement, at any time prior to the maturity date of the Roundball Note, Roundball has the right, exercisable at its option, to cause the Company to borrow up to an additional $466,879.88 from Roundball (the "Roundball Option"). Each loan made pursuant to the Roundball Option may be made on any business day in such amount as Roundball may determine by notice to the Company and shall bear interest from the date of disbursement of such additional loan. However, Roundball may not exercise the Roundball Option with respect to an amount less than $10,000 unless the aggregate amount of the Roundball Option which has not been exercised is less than such amount, in which case Roundball may only exercise the Roundball Option for the entire remaining amount thereof.

The Notes may be converted by the Investors at any time, in whole or in part, into Class A Common Shares of the Company ("Conversion Shares") at a conversion price of $1.43 per share. The Roundball Note, if the Roundball Option has been exercised in full, may be converted into an additional 326,429 Conversion Shares. If the Investors have not fully converted either of the Notes into Conversion Shares by their respective maturity dates, the Company may, at the discretion of the Company's board of directors (the "Board"), either pay the outstanding principal and accrued and unpaid interest outstanding under the applicable Note or convert such Note, in whole, into Conversion Shares.

The Investors also have been provided with certain rights to nominate individuals for election to the Company's Board under the Initial Convertible Loan Agreement. Upon conversion of one-half (1/2) of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include an individual designated by Roundball as a nominee for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Roundball Nominee Power"). Upon conversion of all of the Closing Roundball Loan Amount into Conversion Shares, Roundball may, in its sole discretion, cause the Company to include two individuals selected by Roundball as nominees for election to the Board at all subsequent annual meetings of the Company's shareholders that occur prior to the maturity of the Roundball Note (the "Dual Roundball Nominee Power"). If Roundball has exercised the Roundball Option in full and subsequently converted the Roundball Note in full into Conversion Shares prior to its maturity date, the Roundball Nominee Power and the Dual Roundball Nominee Power shall remain in effect as follows: (i) the Dual Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than fifteen percent (15%) of the total voting power of the Company, or five (5) years from the closing date of the Initial Convertible Loan Agreement; and (ii) the Roundball Nominee Power will continue until the earlier to occur of Roundball owning shares representing less than ten percent (10%) of the total voting power of the Company, or five (5) years from the closing date of the Initial Convertible Loan Agreement.

The Initial Convertible Loan Agreement contains certain customary affirmative and negative covenants that expire upon the maturity of the Notes, including a restriction on the Company incurring any further indebtedness (subject to certain exceptions) and provisions requiring the proceeds from the Notes to be used exclusively for working capital purposes. The Company also agreed not to make any material change in its business or its present method of conducting business until the maturity dates of the Notes subject to consent.

Other material terms and conditions contained in the Initial Convertible Loan Agreement include a restriction on the transfer of the Notes and Conversion Shares to nonaffiliates of the Investors for one (1) year from the closing date, pre-emptive right for the Investors with respect to issuances by the Company of securities prior to the maturity of the Notes in order to allow the Investors to maintain their ownership in the Company as calculated assuming the Notes have been fully converted, and an obligation of the Company to provide monthly financial statements to the Investors.

Ancillary Agreements.

On December 30, 2015, the Company and Roundball entered into Amendment No. 4 ("Amendment No. 4") which further amends the existing Initial Convertible Loan Agreement to, among other things, (i) extend the Roundball Option to December 30, 2016, and (ii) extend the Borrower Option to December 30, 2016.

On December 30, 2015, in partial consideration for Amendment No. 4, the Company and Roundball entered into Amendment No. 1 to Warrant Agreement (the "Warrant Agreement Amendment") which modifies the Roundball Warrant Agreement by extending the expiration date for exercising such warrants from December 30, 2015 to December 30, 2016.

On December 20, 2016, the Company and Roundball entered into Amendment No. 5 ("Amendment No. 5") which further amends the existing Initial Convertible Loan Agreement to, among other things, (i) extend the Roundball Option to December 30, 2017, and (ii) extend the Borrower Option to December 30, 2017. The maturity date for any convertible notes issued pursuant to the Convertible Loan Agreement, as amended, is December 30, 2017.

On December 20, 2016, in partial consideration for Amendment No. 5, the Company and Roundball entered into Amendment No. 2 to Warrant Agreement (the "Warrant Agreement Amendment") which modifies the Roundball Warrant Agreement by extending the expiration date for exercising such warrants from December 30, 2016 to December 30, 2017.

On December 29, 2017, the Company and Roundball entered into Amendment No. 6 ("Amendment No. 6") which further amends the existing Initial Convertible Loan Agreement to, among other things, (i) extend the Roundball Option to December 30, 2018, and (ii) extend the Borrower Option to December 30, 2018. The maturity date for any convertible notes issued pursuant to the Convertible Loan Agreement, as amended, is December 30, 2018.

On December 29, 2017, in partial consideration for Amendment No. 6, the Company and Roundball entered into Amendment No. 3 to Warrant Agreement (the "Warrant Agreement Amendment") which modifies the Roundball Warrant Agreement by extending the expiration date for exercising such warrants from December 30, 2017 to December 30, 2018.

Revolving Credit Agreement. On June 3, 2016, the Company entered into an unsecured revolving credit agreement with First Francis Company Inc. ("First Francis"). First Francis become a major shareholder of the Company on July 1, 2016 when the Company completed the acquisition of Federal Hose Manufacturing LLC as further discussed under Acquisition of Federal Hose.

The credit arrangement provides for a revolving credit facility of $250,000 with interest at 4.0% per annum and is unsecured. Each loan made under the credit arrangement will be due and payable in full on the expiration date of the revolver note. In addition, the agreement generally allows for borrowing based on an amount equal to eighty percent of eligible accounts receivable or $250,000. The revolving line of credit expired May 31, 2017.

The Company recorded interest expense of $2,889 for fiscal 2016. The Company had $250,000 outstanding borrowings on the credit facility at September 30, 2016. On October 11, 2016, the outstanding balance of $250,000 plus accrued interest was paid in full.

Acquisition of Federal Hose

The Company purchased Federal Hose Manufacturing LLC (“Federal Hose”) on July 1, 2016 from First Francis Company, Inc. (“First Francis”), an entity owned by Edward F. Crawford and Matthew V. Crawford, directors of the Company. The Merger Agreement provided that the Company acquire all of the membership interests of Federal Hose in exchange for an aggregate of (i) 911,250 of the Company’s Class A Common Shares; (ii) 303,750 of the Company’s Class B Common Shares; and (iii) $4,768,662 in certain promissory notes issued by the Company, which bear interest at an annual rate of 4% payable quarterly, are subject to redemption over a mandatory 10-year amortization schedule and are required to be fully redeemed within six years of their issuance date. In connection with this transaction, the Company also entered into a ten-year lease agreement with Edward Crawford for use of a facility in Painesville, Ohio out of which the Federal Hose business is operated. The Company, through its Federal Hose subsidiary will pay rent to Edward Crawford in the amount of $15,000 per month under the lease agreement.

In connection with entering into a Credit Agreement with JPMorgan Chase Bank, N.A. on June 1, 2017, the Company made a one-time prepayment of a portion of the outstanding principal under outstanding promissory notes held by First Francis in the amount of $500,000.  The Company was not required to make any of the scheduled quarterly payments due under these notes for the remainder of calendar year 2017.

INFORMATION REGARDING MEETINGS AND
COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has determined that Steven H. Rosen, Chairman of the Audit Committee, satisfies the criteria adopted by the Securities and Exchange Commission to serve as "audit committee financial expert" and all three members of such Committee are independent directors. In addition, the Board has a Compensation Committee made up of two independent directors. The Board of Directors has determined that all remaining directors are independent except for Mr. Robert L. Bauman, our former President and Chief Executive Officer, and Mr. Brian E. Powers, who is currently employed by the Company. The determinations of independence described above were made using the definition for independence of directors under NASDAQ listing standards. Set forth below is the membership of the various committees at September 30, 2017 with the number of meetings held during the fiscal year ended September 30, 2017 in parentheses:

Audit Committee (1) Matthew V. Crawford Steven H. Rosen Kirin M. Smith	Compensation Committee (1) Edward F. Crawford Matthew V. Crawford

The Audit Committee reviews the activities of the Company's independent auditors and various Company policies and practices. The Compensation Committee determines and reviews overall compensation matters affecting senior managers and officers, including the granting of stock awards. The Compensation Committee cannot delegate its authority. The Compensation Committee does not have a formal charter. During the year ended September 30, 2017, the Compensation Committee met once. Members of the Compensation Committee periodically consult with our chief executive officer concerning his recommendations with respect to the compensation of the Company’s officers, other than himself. Neither the Company nor the Compensation Committee consulted any compensation consultants in connection with determining the amount of director or executive compensation with respect to the fiscal year ended September 30, 2017.

The Board of Directors does not have a nominating committee or committee performing similar functions because the Company believes that, as a small business issuer traded on the Over The Counter Pink Sheets, it is not necessary to have a separate nominating committee. Rather, the full Board of Directors participates in the consideration of director nominees. The Board considers experience and other qualifications of any nominee as well as the need for diversity in the Board's expertise. At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by Company shareholders because (i) historically, the Company has not received recommendations from its shareholders and (ii) the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the Board's existing composition. However, in making its nominations, the Board of Directors considers, among other things, an individual's business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, availability for meetings and consultation regarding Company matters, and other particular skills and experience possessed by the potential nominee.

The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Board of Directors held five Board meetings during the fiscal year ended September 30, 2017. During that fiscal year, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by committees of the Board on which he or she served, during the period that he or she served. The Company has not adopted a formal policy requiring Directors to attend the Annual Meeting of Shareholders.

The Board provides a process for shareholders to send communications to the Board or any of the individual Directors. Shareholders may send written communications to the Board or any Directors c/o Brian E. Powers, Hickok Incorporated, 10514 Dupont Avenue, Cleveland, Ohio 44108. All shareholder communications will be compiled by Mr. Brian E. Powers and submitted to the Board or the individual Director on a periodic basis.

Board Leadership Structure

From 2001 until August 2016, the Company had a separate Chairman and Chief Executive Officer. In July 2016, Mr. Bauman informed the Company of his plans to retire effective September 1, 2016. Mr. Brian E. Powers was nominated as Chief Executive Office effective September 1, 2016 in addition to his role as Chairman of the Board. Our Company’s Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated. The Board believes it is in the best interests of the shareholders to make this determination based on the position and direction of the Company and the composition of the Board and management team. Currently, the Board of Directors has determined that it is in the best interests of the shareholders at this time for the roles of Chief Executive Officer and Chairman of the Board to be served by a single person.

Oversight of Risk Management

Management is responsible for day-to-day risk assessment and mitigation activities, and the Board is responsible for risk oversight, focusing on the Company’s overall risk management strategy and the steps management is taking to manage the Company’s risks. While the Board as a whole maintains the ultimate oversight responsibility for risk management, the committees of the Board can be assigned responsibility for risk management oversight of specific areas.

The Audit Committee reviews the Company’s portfolio of risk and discusses with management significant financial risks in conjunction with enterprise risk exposures, the Company’s policies with respect to risk assessment and risk management, and the actions management has taken to limit, monitor or control financial and enterprise risk exposure.

The Compensation Committee oversees risk management as it relates to the Company's compensation plans, policies and practices in connection with structuring the Company's executive compensation programs.

DIRECTOR COMPENSATION

The following table sets forth the compensation for services in all capacities by Outside Directors to the Company.

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (1) (d)	Total (h)
Edward F. Crawford (2)	$0	$10,500	$10,500
Matthew V. Crawford (3)	0	10,500	10,500
Steven H. Rosen (4)	0	10,500	10,500
Kirin M. Smith (5)	0	10,500	10,500
	$0	$42,000	$42,000

For the fiscal year ended September 30, 2017, both employee and non-employee Directors received no fees for attending any Board, Committee or Special Planning meetings held during the year. Directors were awarded 3,000 shares of Class A Common Stock in January 2017 under the 2013 Omnibus Equity Plan. No other compensation was paid to the Company's Directors.

The current year fees structure represents the continuation of the fee elimination recommended by the Compensation Committee and approved by the Board of Directors established in response to the current economic conditions of the Company. The Board noted that the Directors fees in place prior to such elimination could be re-instituted if and when business conditions improve.

(1) Stock Awards (column (d)) represent stock grants to Directors. On January 6, 2017, the Company awarded 3,000 Class A common shares to each Director under the 2013 Omnibus Equity Plan.

(2) Mr. Edward F. Crawford has a total of 1,000 option awards outstanding at September 30, 2017.

(3) Mr. Matthew V. Crawford has no option awards outstanding at September 30, 2017.

(4) Mr. Steven H. Rosen has a total of 1,000 option awards outstanding at September 30, 2017.

(5) Mr. Kirin M. Smith has a total of 3,000 option awards outstanding at September 30, 2017.

The Company's Outside Directors Stock Option Plans (collectively the "Directors Plans") provided for the automatic grant of options to purchase shares of Class A common stock over a three year period to members of the Board of Directors who are not employees of the Company, at the fair market value on the date of grant. The options are exercisable for up to 10 years. All options granted under the Directors Plans became fully exercisable on March 8, 2015. However, upon the occurrence of a change in control, any and all options granted shall become immediately exercisable.

Under the Company's 2013 Omnibus Equity Plan, the Compensation Committee of the Board of Directors has the authority to grant stock awards to members of the Board of Directors. During the fiscal year ended 2017, there were 12,000 stock grants to the Named Outside Directors of the Company under the 2013 Omnibus Equity Plan.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Audit Committee") reports to the Board and is responsible for overseeing the Company's accounting functions, the system of internal controls established by management, and the processes to assure compliance with applicable laws, regulations and internal policies. The Audit Committee is currently comprised of three directors, each of whom meet independence requirements under the current National Association of Securities Dealers corporate governance standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed annually and is available on the Company's website at www.hickok-inc.com.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. Audit Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independence of the accountant from the Company. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

The Audit Committee of The Board of Directors
  Steven H. Rosen, Chairman
  Matthew V. Crawford
  Kirin M. Smith

PRINCIPAL ACCOUNTING FEES AND SERVICES

During the fiscal years ended September 30, 2017 and 2016, Meaden & Moore, Ltd. provided various audit services and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

	2017	2016
Audit Fees	$95,000	$89,000
Audit-Related Fees	-0-	-0-
Tax Fees	23,000	-0-
All Other Fees	39,742	43,400

Totals	$157,742	$132,400

Audit Fees: Fees for audit services include fees associated with the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q. Audit fees also include fees associated with providing consents included with, and assistance with and review of, documents filed with the SEC.

Audit-Related Fees: There were no Audit-Related Fees.

Tax Fees: Tax Fees are for assistance in the preparation of various tax forms and schedules.

All Other Fees: Other Fees are for services provided in connection with business transactions.

The Board has a policy to assure the independence of the Company’s independent registered public accounting firm. It is the policy of the Company's Audit Committee to approve all engagements of the Company's independent auditor to render audit and non-audit services prior to the initiation of such services. All services listed above were preapproved by the Audit Committee.

PROPOSAL 2: RATIFY SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has again selected the firm of Meaden & Moore, Ltd. to act as the auditors for the Company for the current fiscal year. Although action by the stockholders in this matter is not required, the Audit Committee believes that it is appropriate to seek stockholders’ ratification of this selection in light of the critical role played by independent auditors. If our shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Meaden& Moore, Ltd., and may retain that firm or another firm without submitting the matter to our shareholders. A representative of Meaden & Moore, Ltd. is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired. The representative also is expected to be available to respond to appropriate questions from shareholders.

The following proposal will be presented for action at the Annual Meeting by direction of the Board:

Resolved: that the selection by the Audit Committee of the Board of Directors of the firm of Meaden & Moore, Ltd., as independent auditors for the Company for the year 2018 is hereby ratified.

The Board of Directors recommends a vote FOR this proposal. The persons named in the accompanying Proxy or their substitutes will vote such Proxy for this proposal unless it is marked to the contrary. A favorable vote of a majority of the combined outstanding Class A and Class B Shares on the record date is required for ratification of the proposal.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for services in all capacities to the Company of the Chief Executive Officer (the "Named Executive Officer").

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c )	Bonus (d) (1)	Restricted Stock Awards (e ) (2)	Stock Option Awards (f)	All Other Compensation (i)	Total (j)

Brian E. Powers (3)
President & Chief Executive Officer	2017	$70,000	$-	$85,500	$-	$-	$155,500
	2016	$-	$-	$-	$-	$-	$-

Robert L. Bauman (4)
President & Chief Executive Officer	2017	$23,750	$-	$10,500	$-	$2,361	$36,611
	2016	$95,000	$-	$-	$-	$-	$95,000

(1) Represents bonuses earned from the plans described in the section "Profit Sharing Plans" below. Bonuses are normally paid after the end of the year for that year (e.g., bonus distributions that accrued in fiscal year 2016 will actually be paid in fiscal year 2017). There was no bonus accrued in fiscal 2017 or 2016.

(2) Represents the value of Class A Common Stock grants awarded. Under the Company's 2013 Omnibus Equity Plan, the Compensation Committee of the Board of Directors has the authority to grant stock awards to Key Employees. During 2016 there were no stock awards granted to the Named Executive under the 2013 Omnibus Equity Plan.

(3) Mr. Powers was elected as Chief Executive Officer effective September 1, 2016.

(4) Mr. Bauman retired from his position as President & Chief Executive Officer effective September 1, 2016.

The Compensation Committee (“Committee’) recommended an increase in the base salary for Mr. Powers to $190,000 effective October 1, 2017.  The Committee also recommended an increase in the base salary for Kelly J. Marek, Chief Financial Officer, to $110,000 effective October 1, 2017.  The Board of Directors approved the Committee’s recommendation.  Mr. Powers and Mrs. Marek were also granted stock awards under the 2013 Omnibus Equity Plan based upon their performance.  The Company believes the most effective compensation program rewards executives’ contribution in achieving and exceeding goals of the Company, and aligns executives’ interests with those of the stockholders. Moreover, the Company believes a successful compensation structure will help the Company attract and retain superior employees in key positions.

2017 Outstanding Equity Awards at Fiscal Year-End

There are no outstanding named executive officer equity awards at September 30, 2017. Under the Company's 2013 Omnibus Equity Plan, the Compensation Committee of the Board of Directors has the authority to grant options to Key Employees. Upon a termination of service with the Company as a result of death, disability or retirement, all stock options and stock appreciation rights held by such participant under this plan become immediately vested and such participant, or such participant's estate as applicable, will be able to exercise the options for the period of time stated in the 2013 Omnibus Equity Plan or as otherwise stated in the agreement governing his or her award. Except as otherwise provided in the 2013 Omnibus Equity Plan or a specific award agreement, upon a "change in control" (as defined under the plan) all awards generally become fully exercisable, vested, earned and payable. During fiscal 2017 and 2016, there were no stock options granted to the Named Executive Officers under the 2013 Omnibus Equity Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2017 with respect to compensation plans (including individual compensation arrangements) under which Common Shares of the Company are authorized for issuance under compensation plans previously approved and not previously approved by shareholders of the Company.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)

Equity compensation plans approved by security holders	5,000	$3.44	150,000

Equity compensation plans not approved by security holders	-	-	-

Total	5,000		150,000

(1) Represents the total amount of securities available under the Hickok Incorporated 2013 Omnibus Equity Plan. Types of awards issuable under the 2013 Omnibus Equity Plan include stock options, stock appreciation rights, restricted shares, restricted share units, preference shares and Class A Common Shares in such amounts determined by the Compensation Committee. On January 6, 2017, the Company awarded 3,000 Class A common shares to each non-employee director under the 2013 Omnibus Plan.

On January 5, 2018, the Company, under the 2013 Omnibus Plan, awarded 3,000 Class A common shares to each non-employee director and a total of 8,333 Class A common shares to Company management.

Profit Sharing Plans

Bonus distributions will be determined by the Compensation Committee of the Board of Directors after considering such factors as the employee's influence on Company results, performance during the preceding years (with emphasis on the previous year) and employee long-term anticipated contribution to corporate goals. The Company's Compensation Committee of the Board of Directors provided no bonuses in fiscal 2017.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

Any shareholder proposal intended to be presented at the 2018 Annual Meeting of Shareholders must be received by the Company's Secretary at its principal executive offices no later than October 9, 2017, for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the Proxy rules of the Securities and Exchange Commission.

The Company may use its discretion in voting Proxies with respect to Shareholders' proposals not included in the Proxy Statement for fiscal year ended September 30, 2017, unless the Company receives notice of such proposals prior to December 23, 2017.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's voting securities must set forth a good-faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Hickok Incorporated
10514 Dupont Avenue
Cleveland, Ohio 44108

In addition, all shareholders will have the ability to access this Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017 by visiting our website: www.hickok-inc.com.

You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors.

/s/ Brian E. Powers Brian E. Powers Chairman and Chief Executive Officer

Dated: January 26, 2018

HICKOK
INCORPORATED

IMPORTANT ANNUAL MEETING INFORMATION

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - ROBERT L. BAUMAN	☐	☐	02 - EDWARD F. CRAWFORD	☐	☐	03 - MATTHEW V. CRAWFORD	☐	☐
04 - BRIAN E. POWERS	☐	☐	05 - STEVEN H. ROSEN	☐	☐	06 - KIRIN M. SMITH	☐	☐

	For	Against	Abstain
2. Ratification of Meaden & Moore, Ltd. as the Company's Independent Auditors for 2018.	☐	☐	☐
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

HICKOK
INCORPORATED

Proxy — HICKOK INCORPORATED

10514 Dupont Avenue
Cleveland, Ohio 44108-1399
This PROXY is solicited on Behalf of the Board of Directors for the Annual Meeting - March 13, 2018

The undersigned hereby appoints Brian E. Powers and Kelly J. Marek and each of them with the power of substitution or resubstitution as proxies, and authorizes them to vote, as designated on the reverse, all of the common shares of Hickok Incorporated held of record by the undersigned on January 16, 2018 at the Annual Meeting of Shareholders to be held on March 13, 2018 or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

C Non-Voting Items
Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.